Exhibit 31.3
Certification of Principal Executive Officer
Pursuant to Rule 13a-14(a) under the
Securities Exchange Act of 1934

I, Michael J. Mauceli, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Reef Oil & Gas Income and Development Fund III, L.P. for the fiscal year ended December 31, 2009; and

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:  September 17, 2010

By: Reef Oil & Gas Partners, L.P.
Managing General Partner

By: Reef Oil & Gas Partners, GP, LLC

By:	/s/ Michael J. Mauceli
Michael J. Mauceli
Manager and Member
(principal executive officer)

9